Exhibit 99.1

FOR THE SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF

INTERPRIVATE II ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Ahmed M. Fattouh and Brandon C. Bentley (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2022 annual meeting (the “special meeting”) of stockholders of InterPrivate II Acquisition Corp. (“InterPrivate II”) to be held on [●], [●], 2022 at [●], Eastern time, virtually by means of the internet at https://www.cstproxy.com/ipvspacii/2022, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting https://www.cstproxy.com/ipvspacii/2022, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing 1 800-450-7155 (toll-free within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 8036701#, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3 (INCLUDING EACH OF THE SUB-PROPOSALS), 4, 5, 6 ,7 AND 8.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement are available at https://www.cstproxy.com/ipvspacii/2022. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

INTERPRIVATE ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3 (including each of the sub-proposals), 4, 5, 6, 7 AND 8.			Please mark vote as indicated in this ☒ example

(1)	The Business Combination Proposal – To approve and adopt the Agreement and Plan of Merger, dated as of May 11, 2022 (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among InterPrivate II, Getaround, Inc. (“Getaround”), TMPST Merger Sub I Inc. (“Merger Sub I”) and TMPST Merger Sub II LLC (“Merger Sub II”), and the transactions contemplated thereby (the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Charter Amendment Proposal – To adopt the proposed amended and restated certificate of incorporation of InterPrivate II attached as Annex B to the proxy statement/prospectus (the “Proposed Certificate of Incorporation”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Governance Proposals – To approve, on a non-binding advisory basis, the following nine separate governance sub-proposals relating to the following material differences between InterPrivate II’s current amended and restated certificate of incorporation and the Proposed Certificate of Incorporation:

	(a) To change the name of InterPrivate II to “Getaround, Inc.” from the current name of “InterPrivate II Acquisition Corp.”;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(b) To eliminate certain provisions related to InterPrivate II’s status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(c)   To increase the number of authorized shares of capital stock InterPrivate II from 401,000,000 to 1,020,000,000 shares, consisting of 1,000,000,000 shares of common stock and 20,000,000 shares of preferred stock;

		FOR ☐	AGAINST ☐	ABSTAIN ☐

	(d) To eliminate the rights and privileges of InterPrivate II Class B common stock and redesignate InterPrivate II Class A and Class B common stock as common stock;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(e) To increase the required voting thresholds to approve amendments to the bylaws and certain provisions of the Proposed Certificate of Incorporation of InterPrivate II;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(f) To require a supermajority vote for the removal of directors for cause;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(g) To eliminate the ability of stockholders to act by written consent;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(h) To remove the provision renouncing the corporate opportunity doctrine; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(i) To modify the exclusive forum provision.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Election of Directors Proposal – To elect, effective at the closing of the Business Combination, [●] directors to serve staggered terms on the board of directors until the first, second and third annual meetings of stockholders, respectively, following the closing of the Business Combination and until their respective successors are duly elected and qualified.	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

Nominees: [●] To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.

(5)	The Equity Incentive Plan Proposal – To approve and adopt the Getaround, Inc. 2022 Equity Incentive Plan established to be effective after the closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Employee Stock Purchase Plan Proposal – To approve and adopt the Getaround, Inc. 2022 Employee Stock Purchase Plan established to be effective after the closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)	The NYSE Proposal – To approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, the issuance of shares of Class A common stock to the Getaround equityholders in the Business Combination, the allocation of escrow shares and potential issuance of earnout shares, and the issuance of Class A common stock to certain investors upon future conversion of convertible notes issued in a private placement to be consummated concurrently with the closing of the Business Combination and upon exercise of warrants issued in connection with such convertible notes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)	The Adjournment Proposal – To authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote or public stockholders of InterPrivate II have elected to redeem an amount of public shares such that the minimum available cash condition to the obligation to the closing of the Business Combination would not be satisfied.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2022

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person.